Exhibit (d)(3)

MATE CAYMAN HOLDINGS, LLC

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (“Agreement”) is made this 5th day of December 2025, by and between MATE Cayman Holdings, LLC, a Cayman Islands limited liability company (the “Company”), and Man Solutions LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser is engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Company is a wholly-owned subsidiary of the Man Active Trend Enhanced ETF (the “Fund”), a series of the Man ETF Series Trust (the “Trust”), a Delaware statutory trust and management investment company registered as such under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to appoint the Adviser to serve as the investment adviser with respect to the Company; and

WHEREAS, the Adviser is willing to provide management and investment advisory services to the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Company and the Adviser agree as follows:

1.  General Provision. The Company hereby appoints the Adviser to serve as the investment adviser of the Company and to perform for the Company such other duties and functions as are hereinafter set forth. The Adviser accepts such appointment and in recognition of the Adviser serving in the same capacity for the Fund and being compensated by the Fund for such role, agrees to render the services herein set forth at no additional compensation. The Adviser shall, in all matters, give to the Company the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act and the Commodity Exchange Act, as amended (“CEA”) and the rules or regulations under each such act, (ii) any other applicable provisions of state or federal law, (iii) the provisions of the Company’s governing documents, as may be amended from time to time, (iv) any policies established by the Board of Trustees (the “Board”) of the Trust, and (v) the investment objectives, policies and restrictions of the Company, as stated in the Trust’s currently effective registration statement. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with the Company with respect to any matters dealing with the business and affairs of the Company and its investment activities.

2.  Services to be Provided by the Adviser.

(a)  Management Services. The Adviser shall perform, or arrange for the performance of, the management and other related services necessary for the operation of the Company. The Adviser shall provide the Company with office space, facilities, equipment and necessary personnel and such other services as the Adviser from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Adviser, also on behalf of the Company, shall conduct relations with custodians, depositories, transfer agents, administrators, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. If requested by the Company, the Adviser shall prepare or participate in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders. The Adviser generally shall monitor the Company’s compliance with investment policies and restrictions as set forth in filings made by the Trust under the federal securities laws. If requested by the Company, the Adviser shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable.

(b)  Investment Advisory Services. Subject to the supervision, direction and approval of the Company, the Adviser will conduct, or cause to be conducted, a continual program of investment, evaluation, sale and reinvestment of the Company’s assets, in conjunction with the Adviser’s investment program for the Fund. Subject to paragraph (c) below, with respect to the Company, the Adviser is authorized, in its sole discretion, to: (i) obtain and evaluate pertinent economic, financial, and other information affecting the Company and its investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Company; (ii) make investment decisions for the Company; (iii) place purchase and sale orders for portfolio transactions on behalf of the Company and manage otherwise uninvested cash assets of the Company; (iv) arrange for the pricing of Company securities; (v) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Adviser’s management of the assets of the Company (in such respect, and only for this limited purpose, the Adviser will act as the Company’s agent and attorney-in-fact); (vi) employ professional portfolio managers and securities analysts who provide research and other services to the Company; and (vii) make decisions with respect to the use by the Company of borrowing for leverage or other investment purposes as consistent with the Company’s investment objective(s) and policies and applicable law, regulations and interpretations and exemptions from the foregoing. The Adviser will in general take such action as is appropriate to effectively manage the Company’s investment practices.

The Adviser will manage, or cause to be managed, the investment and reinvestment of the assets of the Company in a manner consistent with the Fund’s investment objectives and policies as stated in its Prospectus and SAI. The Adviser also will manage, or cause to be managed, the investments of the Company in a manner consistent with any and all applicable investment restrictions contained in the Investment Company Act and the CEA and the rules and regulations under each act, and any applicable state securities law or regulation. The Adviser agrees to assist the Company and the Chief Compliance Officer of the Trust in complying with Rule 38a-1 under the Investment Company Act and, accordingly, shall maintain policies and procedures that are reasonably designed to prevent violations of the federal securities laws. The Adviser agrees to perform its duties hereunder in compliance with such policies and procedures, and the Adviser’s duties and obligations under Rule 206(4)-7 under the Advisers Act, including providing the Chief Compliance Officer of the Trust with such information, reports and certifications as may be reasonably requested. The Adviser, with the assistance of legal counsel and such other service providers as may be reasonable and appropriate: (a) coordinate with a Cayman Islands agent to ensure the Company’s compliance with any and all registration and qualification requirements under the laws of the Cayman Islands and the maintenance thereof with the Cayman Islands Monetary Authority as may be necessary for the lawful operations of the Company; (b) prepare, or cause to be prepared, all tax returns and any related reports necessary for the Company to comply with applicable federal, state and other tax laws (including, to the extent applicable, foreign tax laws) and to operate in a manner consistent with the Fund’s registration statement and other public disclosures relating to the tax consequences of an investment in shares of the Fund; and (c) such other filings and reports, including Cayman Islands, federal and state law filings required for the Company’s ongoing existence and operations, as shall be reasonably necessary to comply with applicable laws and regulations.

(c)  Sub-Advisers. In carrying out its responsibilities hereunder, the Adviser may, in its sole discretion to the extent permitted by applicable law employ, retain or otherwise avail itself of the services of other persons or entities registered as investment advisers under the Advisers Act (each, a “sub-adviser”) at the Adviser’s own cost and expense, including without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall supervise and oversee the activities of any such sub-adviser, and the Adviser shall be responsible for all acts and omissions of such sub-advisers in connection with the performance of the Adviser’s duties hereunder unless otherwise agreed by the parties.

(d)  Proxy Voting. The Adviser will have authority and responsibility to vote proxies for the Company’s securities. The Adviser shall carry out such responsibility at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Company. The Adviser will vote proxies in the best interest of the Company and may choose not to vote proxies where the cost of doing so, in the Adviser’s opinion, would exceed the expected benefits to the Company. The Adviser shall provide periodic reports and keep records relating to proxy voting as the Company may reasonably request or as may be necessary for the Company to comply with the Investment Company Act and other applicable law. The Adviser’s authority to vote proxies for the Company’s securities may be revoked or modified by the Company at any time. The Company acknowledges and agrees that the Adviser may delegate its responsibility to

3.  Information and Reports.

(a)  The Adviser will keep the Company informed of developments relating to its duties as investment adviser of which the Adviser has, or should have, knowledge that would materially affect the Company. In this regard, the Adviser will provide the Company with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Company may from time to time reasonably request.

(b)  The Adviser will provide the Company with any information reasonably requested regarding its management of the Company required for any Fund shareholder report, registration statement or amendment thereto.

4.  Portfolio Transactions and Brokerage.

(a)  Placement of Orders. The Adviser will take, or cause to be taken, all actions that it considers necessary to implement the investment policies of the Company, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Company with brokers or dealers that the Adviser, in its sole discretion, selects. To that end, the Adviser is authorized as the Company’s agent to give instructions to the Company’s custodian as to deliveries of securities or other investments and payments of cash for the Company’s account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Adviser is subject to the supervision of the Company and is directed at all times to seek to obtain best execution and price set out in the Fund’s current Prospectus or SAI, subject to provisions (b), (c) and (d) of this Section 4.

(b)  Selection of Brokers and Dealers. To the extent permitted by the policy guidelines set out in the Fund’s current Prospectus or SAI, in connection with the selection of brokers and dealers to execute portfolio transactions, the Adviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Adviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Adviser a higher commission than that charged by other brokers and dealers if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of the Adviser’s overall responsibilities with respect to the Company and to any other client accounts or portfolios that the Adviser advises. The execution of such transactions will not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

(c)  Soft Dollar Arrangements. On an ongoing basis, but not less often than annually, the Adviser will identify and provide a written description to the Company of all “soft dollar” arrangements that the Adviser maintains with respect to the Company or with brokers or dealers that execute transactions for the Company, if any, and of all research and other services provided to the Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party), if any, as a result, in whole or in part, of the direction of Company transactions to the broker or dealer.

(d)  Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security or other financial instrument to be in the best interest of the Company, as well as other clients, the Adviser is authorized, but not required, to aggregate purchase and sale orders for securities or other financial instruments held (or to be held) by that Company with similar orders being made on the same day for other client accounts or portfolios that the Adviser manages. When an order is so aggregated, the Adviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Adviser reasonably considers equitable and consistent with its fiduciary obligations to the Company and its other clients. The Adviser and the Company recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Company.

(e)  Affiliated Brokers. An affiliate of the Adviser may act as broker or agent in connection with the purchase or sale of securities or other investments for the Company, subject to: (i) the requirement that the Adviser seek to obtain best execution and price set out in the Fund’s current Prospectus or SAI; and (ii) the provisions of the Investment Company Act, the Advisers Act, and any other applicable federal securities law or regulation. The Company agrees that any entity or person associated with the Adviser or a sub-adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Company that is permitted by Section 11(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the Company consents to the retention of compensation for such transactions.

5.  Records.

(a)  Maintenance of Records. The Adviser hereby undertakes and agrees to maintain for the Company, in the form and for the period required by Rules 31a-2 and Rule 31a-4 under the Investment Company Act, all records relating to the Company’s investments that are required to be maintained by the Company pursuant to the Investment Company Act and any other applicable state or federal securities law or regulation, including the Exchange Act, and the Advisers Act, with respect to the Adviser’s responsibilities under this Agreement (the “Company’s Books and Records”).

(b)  Ownership of Records. The Adviser agrees that the Company’s Books and Records are the Company’s property and further agrees to surrender them promptly to the Company upon the request of the Company; provided, however, that the Adviser may retain copies of the Company’s Books and Records at its own cost. The Company’s Books and Records will be made available, as soon as reasonably practicable, following any written request, to the Company’s accountants or auditors during regular business hours at the Adviser’s offices. The Company or its authorized representatives will have the right to copy any records in the Adviser’s possession that pertain to any Company. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Company’s Books and Records will be returned to the Company. The Adviser agrees that the policies and procedures it has established for managing the Company, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Company, will be made available promptly for inspection by the Company or its authorized representatives upon reasonable written request.

6.  Compensation. The Adviser, in recognition of the value of the compensation paid to it for the services provided to the Fund, will receive no compensation from the Company for services provided and the expense assumed pursuant to this Agreement.

7.  Expenses.

(a)  The Adviser. Except as otherwise provided in Section 7(b) of this Agreement, the Adviser agrees to pay all expenses incurred by the Company.

(b)  The Company. Expenses borne by the Company will include interest expenses, acquired fund fees and expenses, taxes, trading fees, brokerage expenses, distribution fees or expenses (if any), litigation expenses, expenses of organizing the Company, expenses relating to the registration and qualification of the Company under the laws of the Cayman Islands and other non-routine or extraordinary expenses incurred by the Company.

8.  Liability of Adviser. Neither the Adviser nor its directors, officers, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Company or its shareholders arising out of any investment or for any act or omission in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Company to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

9.  Term of Agreement; Termination of Agreement; Amendment of Agreement

(a)  Term. This Agreement will become effective as of the date of its execution (the “Effective Date”), and, unless terminated in accordance with its terms, will continue for an initial two-year term and thereafter so long as such continuance is specifically approved at least annually by the Board or by vote of a majority of the outstanding voting securities of the Company; provided, however, that if the shareholders of the Company fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by applicable law.

(b)  Termination. This Agreement shall terminate automatically upon the termination of the Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund, or in the event that the Adviser no longer serves as the investment adviser to the Fund. This Agreement may be terminated, without penalty, at any time (i) by the Board or by vote of holders of a majority of the outstanding shares of the Company upon sixty (60) days’ written notice to the Adviser, and (ii) by the Adviser upon sixty (60) days’ written notice to the Company (which notice may be waived by the Company). This Agreement will terminate automatically in the event of its assignment. The term “assignment,” when used in this Agreement, will have the meaning specified in Section 2(a) of the Investment Company Act.

(c)  Amendment. This Agreement may be amended by the parties only if the amendment is specifically approved in accordance with applicable law.

10.  Other Activities. Nothing in this Agreement shall be construed to prohibit or otherwise limit the Adviser or any of its affiliates from engaging in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, including the provision of investment advisory and management services, to any other Company, firm, individual or association.

11.  Entire Agreement; Severability. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

12.  Governing Law. To the extent the federal securities laws do not apply, this Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York, without reference to the conflict of laws provisions thereof.

13.  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

14.  CFTC Legend. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

MATE Cayman Holdings, LLC

By: Man ETF Series Trust, on behalf of its

series, Man Active Trend Enhanced ETF, in

its capacity as sole managing member of

MATE Cayman Holdings, LLC

By: /s/ Michael Barrer

Name: Michael Barrer

Title: President, CEO Man ETF Series Trust

Man Solutions LLC

By: /s/ Lisa Muñoz

Name: Lisa Muñoz

Title: Secretary